Exhibit 4(nn)


DATED:  13 July 2004

Deed of Charge Over Deposit Account


between

PCCW-HKT Telephone Limited
as Chargor

Standard Chartered Bank (HK) Ltd
[GRAPHIC TRANSLATION OMITTED]
as Issuing Bank

Standard Chartered Bank (HK) Ltd
[GRAPHIC TRANSLATION OMITTED]
as Account Bank

and

PCCW Limited
as Beneficiary
relating to



GUARANTEE FACILITY OF UP TO HK$780,000,000

                                    CONTENTS



1.   INTERPRETATION............................................................1

2.   CHARGING CLAUSE...........................................................2

3.   RESTRICTION ON REPAYMENT OF THE DEPOSIT(S)................................2

4.   SUBORDINATION.............................................................3

5.   POWERS EXERCISABLE BY THE ISSUING BANK IN RELATION TO THE DEPOSIT(S)......4

6.   NEGATIVE PLEDGE...........................................................5

7.   CONTINUING SECURITY.......................................................5

8.   COSTS, CHARGES AND EXPENSES...............................................5

9.   FORBEARANCE AND PARTIAL INVALIDITY........................................5

10.  SERVICE OF DEMANDS AND NOTICES............................................6

11.  ASSIGNMENT AND PARTICIPATION..............................................8

12.  CONFLICT..................................................................8

13.  FURTHER ASSURANCE.........................................................8

14.  GOVERNING LAW AND JURISDICTION............................................8

THIS Deed of CHARGE is dated  13 July 2004 and made
-------------------
BETWEEN:

(1) PCCW-HKT TELEPHONE LIMITED, (the "Chargor" which expression shall include its lawful successors, assigns and transferees), a company incorporated under the laws of Hong Kong with company number 676 whose registered address is at 39/F., PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong.

(2) STANDARD CHARTERED BANK (HK) LTD [GRAPHIC TRANSLATION OMITTED], (the "Issuing Bank") whose address is at 4-4A Des Voeux Road, Central, Hong Kong.

(3) STANDARD CHARTERED BANK (HK) LTD [GRAPHIC TRANSLATION OMITTED], (the "Account Bank") whose address is at 4-4A Des Voeux Road, Central, Hong Kong.

(4) PCCW LIMITED, (the "Beneficiary"), a company incorporated under the laws of Hong Kong with company number 69030 whose registered address is at 39/F., PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong.


WITNESSES as follows:

1.   INTERPRETATION

1.1 In this Deed (including the Schedules), all defined terms have the meanings as set out in the Facility Letter unless the context otherwise requires or unless defined below to have the meanings respectively set opposite them:

     "Deposit(s)"        all sums of money specified in Schedule 1 to this Deed,
                         which shall include all or any part of the money payable pursuant to such deposit(s) and the debt(s) represented thereby;

     "Facility Letter"   the facility letter dated 13 July 2004 between PCCW-HKT
                         Telephone Limited (as Applicant), Standard Chartered
                         Bank (HK) Ltd [GRAPHIC TRANSLATION OMITTED] (as Issuing
                         Bank) and PCCW Limited (as Beneficiary) relating to the
                         Guarantee Facility of up to HK$780,000,000, which expression shall include any amendments, supplements, accessions, variations or additions to such facility letter;

     "Secured Sums"      all money and liabilities now or in the future due,
                         owing or incurred to the Issuing Bank by the Chargor under the Facility Letter, any Guarantees issued under the Facility Letter and this Deed whether actually or contingently and in whatever name or style, together with all interest, discount, commission, fees, charges, costs and expenses for which the Chargor or the Beneficiary may be or become liable to the Issuing
                         Bank; and

     "Security"          the security constituted by this Deed.


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1.2  In this Deed, unless the context otherwise requires:

(a) references to this Deed or any other document include references to this Deed or such other document as varied, supplemented, restated and/or replaced in any manner from time to time;

(b) subject to clause 12 (Assignment and Participation), references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, its lawful successors, assignees or transferees;

(c) headings are inserted for convenience only and shall be ignored in construing this Deed; and

(d) references to "the security" or "this security" means the security constituted by this Deed.

2.   CHARGING CLAUSE

2.1 The Chargor as legal and beneficial owner hereby charges to the Issuing Bank by way of first fixed charge the Deposit(s), together with all interest from time to time accruing on such Deposit(s) (if any), as security for the payment or discharge of all Secured Sums.

2.2 The Chargor hereby assigns to the Issuing Bank for the purposes of, and to give effect to this security, its right to require the Account Bank to repay to it the Deposit(s) and to pay interest on such Deposit(s) to it.

2.3 For the avoidance of doubt, the Chargor agrees that this Deed is to operate by way of security only in favour of the Issuing Bank and that no release of any indebtedness existing now or in the future from the Issuing Bank or the Account Bank to the Chargor is intended or effected by this Deed.

3.   RESTRICTION ON REPAYMENT OF THE DEPOSIT(S)

3.1 The Chargor agrees that during the currency of this security and notwithstanding any term (express or implied) pursuant to which any of the Deposit(s) is or may be deposited with the Account Bank or paid to the Account Bank or held by the Account Bank, such Deposit(s) shall only be repayable upon written request or demand and the Chargor shall not be entitled to make any request or demand upon the Issuing Bank or the Account Bank for repayment of such Deposit(s) or for payment of interest on such Deposit(s), unless the Issuing Bank shall first have agreed to release this security insofar as it concerns such Deposit(s).

3.2 Notwithstanding the provisions of Clause 3.1, the Issuing Bank and the Account Bank shall permit the Deposit(s) and interest on the Deposit(s) to be repaid to the Chargor (and the Chargor shall be entitled to make a request or demand upon the Issuing Bank and/or the Account Bank for repayment of the Deposit(s) and interest on such Deposit(s)) upon the relevant Guarantee issued by the Issuing Bank under the Facility Letter in respect of which the relevant Deposit(s) has been made having been returned to the Issuing Bank endorsed as discharged by the Beneficiary or the Beneficiary having confirmed in writing to the satisfaction of the Issuing Bank that the Issuing Bank no longer has any further liability under the relevant Guarantees and the obligations and liabilities of the Chargor under the Facility Letter in respect of that Guarantee having been discharged in full to the satisfaction of the Issuing Bank. In these circumstances, the Account Bank shall repay the relevant Deposit(s) made in respect of the relevant Guarantee and interest on such

     Deposit(s) to the Chargor and the security constituted by this Deed shall be released in respect of the amount of such Deposit(s) and interest thereon so repaid.

3.3 Any repayment permitted by the Issuing Bank shall not be deemed to be a release of this security over any other money or interest then or in the future forming part of the Deposit(s) or accrued on such Deposit(s). It is hereby expressly agreed that the terms of this Deed shall override the terms applicable to the Deposit(s).

4.   SUBORDINATION

     Except for any debt or claim of the Issuing Bank against the Applicant under sub-clause 5(a)(v) of the Facility Letter (in relation to the initial guarantee issuance fee) or under clause 6 (Commitment Fee and Guarantee Issuance Fee) or clause 19 (Expenses) of the Facility Letter, all other debts and claims of the Issuing Bank and the Account Bank against the Chargor or the Beneficiary under the Facility Letter (including under any document the form of which appears as a schedule to the Facility Letter), this Deed and/or under or in connection with any and all Guarantees issued under the Facility Letter shall be postponed to the remaining Relevant Liabilities owed to the Relevant Creditors and, accordingly:-

     (a) except in the event of the liquidation of the Chargor (to which the provisions of (c) below shall apply), the Issuing Bank and the Account Bank shall not be permitted to recover or enforce or take any action to recover or enforce any such debt or claim of the Issuing Bank or the Account Bank against the Chargor, and the Chargor shall not make and the Issuing Bank and the Account Bank shall not receive any payment in respect of any such debt or claim against the Chargor, unless and until all of the remaining Relevant Liabilities of the Relevant Creditors have been fully paid or have otherwise been discharged, satisfied, released or ceased to exist;

     (b) the Issuing Bank and the Account Bank shall not, on the ground of any such debt or claim against the Chargor (but without prejudice to any other ground which the Issuing Bank and/or the Account Bank may have), claim any set-off, abatement or other extinction or reduction in respect of an amount payable by the Issuing Bank or the Account Bank to the Chargor unless and until all of the remaining Relevant Liabilities of the Relevant Creditors have been fully paid or have otherwise been discharged, satisfied, released or ceased to exist;

     (c) the Issuing Bank and the Account Bank shall give to the Relevant Creditors in respect of such Relevant Liabilities, the benefit of any proof which it is entitled to make in the liquidation of the Chargor in respect of any such debt or claim against the Chargor and the full benefit of the Security in respect of any such debt or claim, until the remaining Relevant Liabilities of the Relevant Creditors have been fully paid or have otherwise been discharged, satisfied, released or ceased to exist;

     (d) except in the event of the liquidation of the Beneficiary (to which the provisions of (f) below shall apply), the Issuing Bank and the Account Bank shall not be permitted to recover or enforce or take any action to recover or enforce any such debt or claim of the Issuing Bank or the Account Bank against the Beneficiary, and the Beneficiary shall not make and the Issuing Bank and the Account Bank shall not receive any payment in respect of any such debt or claim against the Beneficiary, unless and until all of the remaining Relevant Liabilities of the Relevant Creditors have been fully paid or have otherwise been discharged, satisfied, released or ceased to exist;


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     (e)  the Issuing Bank and the Account Bank shall not, on the ground of any such debt or claim against the Beneficiary (but without prejudice to any other ground which the Issuing Bank and/or the Account Bank may have), claim any set-off, abatement or other extinction or reduction in respect of an amount payable by the Issuing Bank or the Account Bank to the Beneficiary unless and until all of the remaining Relevant Liabilities of the Relevant Creditors have been fully paid or have otherwise been discharged, satisfied, released or ceased to exist;

     (f) the Issuing Bank and the Account Bank shall give to the Relevant Creditors in respect of such Relevant Liabilities, the benefit of any proof which it is entitled to make in the liquidation of the Beneficiary in respect of any such debt or claim against the Beneficiary and the full benefit of the Security in respect of any such debt or claim, until the remaining Relevant Liabilities of the Relevant Creditors have been fully paid or have otherwise been discharged, satisfied, released or ceased to exist.

     Following all the Relevant Liabilities of the Relevant Creditors having been fully paid or having otherwise been discharged, satisfied, released or ceased to exist, the debts and claims of the Issuing Bank and the Account Bank against the Applicant or the Beneficiary under the Facility Letter, this Deed and/or under or in connection with any and all Guarantees issued under the Facility Letter, shall rank at least equally with all the other unsecured and unsubordinated obligations of the Applicant or the Beneficiary (as the case may be) at the relevant time.

5.   POWERS EXERCISABLE BY THE ISSUING BANK IN RELATION TO THE DEPOSIT(S)

5.1 Subject to clause 4, the Issuing Bank may, enforce this security without further notice to the Chargor and without any further or other consent from the Chargor upon or at any time after an amount which is due and payable by the Chargor or the Beneficiary to the Issuing Bank under the Facility Letter or the Guarantee has not been paid on the due date for payment, by applying or transferring as the Issuing Bank thinks fit all or part of any money subject to this security at any time or times (whether on or before or after the expiry of any fixed or minimum period for which such money may have been deposited) in or towards satisfaction of all or such part of the Secured Sums the Issuing Bank may determine as are due and payable to the Issuing Bank under the Facility Letter or any Guarantee issued thereunder but which have not been paid on the due date for payment. Any debt or claim of the Issuing Bank or the Account Bank against the Chargor or the Beneficiary which is subject to the subordination provisions of clause 16 of the Facility Letter or clause 4 of the Guarantee shall not be regarded as (or determined by the Issuing Bank to be) an amount which is due and payable by the Chargor or the Beneficiary, as the case may be, unless and until all the Relevant Liabilities of the Relevant Creditors have been fully paid or have otherwise been discharged, satisfied, released or ceased to exist.

5.2 The Issuing Bank is hereby irrevocably empowered and authorised as the Chargor's attorney in its name and at its expense, and as its act or deed or otherwise, to execute and deliver such documents and give such instructions as may be required to give effect to this Deed including (without limitation) instructions for the use of any money or interest subject to this security to purchase any currency or currencies required to effect the application of such money or interest upon and subject to the terms and conditions of this Deed.

5.3 The Issuing Bank shall not be liable for any loss sustained by the Chargor in consequence of the exercise of the Issuing Bank's rights under this Deed (other than any loss caused by the wilful neglect and gross negligence of the Issuing Bank), including (without limitation) any loss of interest caused by the determination before maturity of the Deposit(s) or by the fluctuation in any exchange rate at which currency may be bought or sold by the Issuing Bank.

6.   NEGATIVE PLEDGE

     The Chargor may not assign or create, or permit to subsist, any fixed or floating charge or other security interest of any kind or any trust over any money or interest subject to this security or its right or interest therein, or agree to do so, except in favour of the Issuing Bank.

7.   CONTINUING SECURITY

     This security shall be a continuing security notwithstanding any intermediate payments or settlement of accounts or other matters whatsoever and shall be in addition to and shall not prejudice or be prejudiced by any right of set-off, combination, lien, or other rights exercisable by the Issuing Bank against the Chargor or by any security, guarantee, indemnity and/or negotiable instrument now or in the future held by the Issuing Bank, provided that any such rights and any such security, guarantee, indemnity and/or negotiable instrument shall be subject to the provisions of clause 4 above.

8.   COSTS, CHARGES AND EXPENSES

8.1 Subject, in each case, to clause 4, all costs, charges, losses and expenses (including all professional fees and disbursements) and all other sums paid or incurred reasonably and properly by the Issuing Bank or the Account Bank under or in connection with this Deed or in respect of the Deposit(s) or the Secured Sums:-

     (a) shall be recoverable (on a full indemnity basis) from the Chargor as a debt payable on demand;

     (b) may be debited without notice to any account of the Chargor (other than the account specified in Part 2 of Schedule 1);

     (c) shall bear interest according to the provisions of clause 20 of the Facility Letter from the date on which the relevant cost, charge, loss, expense or such other sums paid or incurred by the Issuing Bank or the Account Bank would, but for the provisions of clauses 4, 5.1 and/or 9.1 of this Deed, be due and payable hereunder; and

     (d)  shall be charged on the Deposit(s).

8.2 Without prejudice to the generality of clause 8.1 but subject to clause 4, the costs recoverable by the Issuing Bank and/or the Account Bank under this Deed shall include (i) all costs (whether or not allowable on a taxation by the Court) of all proceedings for the enforcement of this Deed or for the recovery or attempted recovery of the Secured Sums, (ii) all money expended and all costs arising out of the exercise of any power, right or discretion conferred by this Deed, (iii) all costs and losses arising from any default by the Chargor in the payment when due of any of the Secured Sums or the performance of its obligations under this Deed and
     (iv) all reasonably and properly incurred administrative charges of the Issuing Bank and/or the Account Bank based on time spent by its employees and agents in connection with the affairs of the Chargor.


                                      -5-
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9.   SET-OFF

9.1 Subject to clause 4, and without prejudice to the Issuing Bank's and/or Account Bank's foregoing rights and as a separate and independent stipulation, the Chargor agrees that, without notice to it, the Issuing Bank and/or Account Bank may at any time after an amount which is due and payable by the Chargor or the Beneficiary to the Issuing Bank under the Facility Letter or the Guarantee has not been paid on the due date for payment, combine or consolidate any or all sums of the money now or subsequently standing to the Chargor's credit upon current account, deposit account or any other account or otherwise in whatever currency in any part of the world (whether opened with the Account Bank or opened by the Issuing Bank on the Chargor's behalf with some third party and whether opened in the Chargor's name or in the Issuing Bank's name in respect of the Chargor's liabilities to the Issuing Bank or otherwise) with all or such part of the Secured Sums the Issuing Bank may determine as are due and payable under the Facility Letter or any Guarantee issued thereunder but which have not been paid on the due date for payment. Subject to clause 4, the Issuing Bank may purchase with any such money any other currency required to effect such combination. Any debt or claim of the Issuing Bank or the Account Bank against the Chargor or the Beneficiary which is subject to the subordination provisions of clause 16 of the Facility Letter or clause 4 of the Guarantee shall not be regarded as (or determined by the Issuing Bank to be) an amount which is due and payable by the Chargor or the Beneficiary, as the case may be, unless and until all the Relevant Liabilities of the Relevant Creditors have been fully paid or have otherwise been discharged, satisfied, released or ceased to exist.

9.2 The Issuing Bank and the Account Bank shall not be entitled to combine or consolidate all or any part of the Deposit(s) with or apply the same in repayment of any sums which are or become owing or are due or become due respectively to the Issuing Bank and the Account Bank by the Chargor other than in the circumstances set out in clause 5.1

10.  FORBEARANCE AND PARTIAL INVALIDITY

10.1 No delay or omission of the Issuing Bank and/or the Account Bank in exercising any right, power or privilege under this Deed shall operate to impair such right, power or privilege or be construed as a waiver of it. A single or partial exercise of any right, power or privilege shall not in any circumstances preclude any other or further exercise of it or the exercise of any other right, power or privilege.

10.2 If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired.

11.  SERVICE OF DEMANDS AND NOTICES

11.1 Any notice or other communication to be given under this Deed shall be in writing and, in the case of any notice or communication to the Chargor or the Beneficiary, shall be deemed to have been duly served:

     (a)  if delivered by hand, at the time of actual delivery;

     (b) if transmitted by facsimile, at the time the facsimile transmission report (or other appropriate evidence) confirming that the facsimile transmission has been transmitted to the addressee is received by the sender; and


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     (c)  if sent by post, at noon on the second Business Day (in the case of an address in Hong Kong) or the fifth Business Day (in the case of an address outside Hong Kong) following the day of posting and shall be effective if it is misdelivered or returned undelivered.

     In proving such service it shall be sufficient to prove that personal delivery was made, or that the envelope containing the communication was correctly addressed and posted, or that a facsimile transmission report (or other appropriate evidence) was obtained that the facsimile had been transmitted to the addressee.

11.2 For the purposes of this clause 11 the authorised address of each party shall be the address set out below (including the details of the facsimile number and person for whose attention a notice or communication is to be addressed) or such other address (and details) as that party may notify to the other in writing from time to time in accordance with the requirements of this clause:

     (a) The Chargor:           PCCW-HKT Telephone Limited

          Address:              39/F, PCCW Tower
                                TaiKoo Place, 979 King's Road
                                Quarry Bay
                                Hong Kong

          Facsimile No:         (852) 2962 5725

          Attention:            Company Secretary

     (b)  The Issuing Bank:     Standard Chartered Bank (HK) Ltd

                                [GRAPHIC TRANSLATION OMITTED]

          Address: 13/F Standard Chartered Bank Building 4-4A Des Voeux Road Central
                                Hong Kong

          Facsimile No:         (852) 2821 1339

          Attention:            Clara Wong, Senior Relationship Manager

     (c)  The Account Bank:     Standard Chartered Bank (HK) Ltd

                                [GRAPHIC TRANSLATION OMITTED]

          Address: 13/F Standard Chartered Bank Building 4-4A Des Voeux Road Central
                                Hong Kong

          Facsimile No:         (852) 2821 1339

          Attention:            Clara Wong, Senior Relationship Manager

     (d)  The Beneficiary:      PCCW Limited

          Address:              39/F, PCCW Tower


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


                                TaiKoo Place, 979 King's Road
                                Quarry Bay
                                Hong Kong

          Facsimile No:         (852) 2962 5725

          Attention:            Company Secretary



          With a copy to:       PCCW Limited

          Address:              39/F, PCCW Tower
                                TaiKoo Place, 979 King's Road
                                Quarry Bay
                                Hong Kong

          Facsimile No:         (852) 2521 5979

          Attention:            Group Treasurer

11.3 Any communication to the Issuing Bank or to the Account Bank shall be sent to the Issuing Bank or the Account Bank at the respective authorised addresses or facsimile numbers and marked for the attention of the person(s) referred to above and shall be deemed to have been given only on actual receipt by the Issuing Bank or the Account Bank, as the case may be.

12.  ASSIGNMENT AND PARTICIPATION

     The Issuing Bank may not assign or transfer all or any part of its rights in relation to this Deed, the Deposit(s) and/or the Secured Sums to any person or otherwise grant an interest in them to any person. The Issuing Bank may at any time grant rights of sub-participation in all or any part of its rights or benefits under the Facility Letter.

13.  CONFLICT

     In the event of any conflict between the terms of the Facility Letter and the terms of this Deed, the terms of the Facility Letter shall prevail.

14.  FURTHER ASSURANCE

     The Chargor shall at its own cost and on demand by the Issuing Bank in writing execute and deliver to the Issuing Bank all such instruments and other documents and take all such action as the Issuing Bank may from time to time reasonably request in order to give full effect to this Deed.

15.  AMENDMENT

     No amendment to this Deed is effective for any purpose unless it has been expressly agreed to in writing by each party to this Deed.

16.  GOVERNING LAW AND JURISDICTION

16.1 This Deed shall be governed by, construed and take effect in accordance with the laws of


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


     Hong Kong.

16.2 The Hong Kong courts shall have jurisdiction to settle any claim, dispute or matter of difference which may arise out of or in connection with this Deed (including without limitation claims for set off or counterclaim) or the legal relationships established by this Deed, but without prejudice to the Issuing Bank's right to commence proceedings against the Chargor in any other jurisdiction.

THIS DEED has been executed as a deed by the Chargor and it shall take effect on the day and year first above written.


                                   SCHEDULE 1

                                     Part 1

                          Definition of the Deposit(s)

In this Deed the expression "Deposit(s)" means all sums of money in Hong Kong
 Dollars:-

(a) deposited or paid by the Chargor now or at any time hereafter to the credit of the account(s) with the Account Bank specified in Part 2 of this Schedule and/or (where the context permits) any additional and/or substitute account(s) in the future opened with the Account Bank for the deposit or holding of all or part of the money or interest subject to this security (including in each case such account as redesignated and/or renumbered from time to time); and

(b) representing the renewal or replacement of or for any sums deposited or paid or held as set out in the foregoing paragraph; and

(c) all and any interest payable and/or paid on or in respect of (a) and/or (b) above from time to time.


                                     Part 2

                          Details of Charged Account(s)

     Account Name: PCCW-HKT Telephone Limited Account No: 447-166-10100






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                                   SCHEDULE 2

                Notice of Charge over Interest in Deposit Account



To:  Standard Chartered Bank (HK) Ltd
     [GRAPHIC TRANSLATION OMITTED]
     (as Account Bank and Issuing Bank)
     For the attention of: Clara Wong, Senior Relationship Manager
     Fax: (852) 2821 1339



                                                                    13 July 2004

PCCW-HKT Telephone Limited - Deposit Account

We refer to the Deed of Charge over Deposit Account (the "Deposit Account Charge") dated on or around the date of this notice and made between ourselves as Chargor (1) Standard Chartered Bank (HK) Ltd [GRAPHIC TRANSLATION OMITTED] as Account Bank (2) Standard Chartered Bank (HK) Ltd [GRAPHIC TRANSLATION OMITTED] as Issuing Bank (3) and PCCW Limited as the beneficiary of certain guarantees to be issued under the Facility Letter. Terms as used herein have the same meanings as set out herein or as defined in the Deposit Account Charge.
We hereby give you notice that pursuant to the Deposit Account Charge we, as beneficial owner, have charged by way of first fixed charge to the Issuing Bank all our rights, title and interest in and to all sums which may at any time be standing to the credit of the account listed in the table below, which was opened by us in your books (the "Deposit Account").

================================================================================

           Company/account description                       Deposit
                                                          Account number
--------------------------------------------------------------------------------

     Account name: PCCW-HKT Telephone Limited               447-166-10100
================================================================================

In connection therewith and by way of security for the Secured Sums (as defined in the Deposit Account Charge) we hereby irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions whatsoever which we may have given you to the contrary):

(a) to disclose to the Issuing Bank without any reference to or further authority from us and without any enquiry by you as to the justification for such disclosure, such information relating to the Deposit Account, the amount from time to time standing to the credit thereof (the "Deposit Account Funds") and the debts represented thereby as the Issuing Bank may, at any time and from time to time, request you to disclose to it;

(b) at any time and from time to time upon receipt by you of instructions in writing from the Issuing Bank to release or to pay to the Issuing Bank any amount of the Deposit Account Funds and generally to act in accordance with such instructions in relation to the Deposit Account and the Deposit Account Funds, without any reference to or further authority from us and without any enquiry by you as to the justification for such instructions or the validity thereof;

(c) to comply with the terms of any written notice, statement or instructions in any way relating or purporting to relate to the Deposit Account, the Deposit Account Funds or the debts represented thereby which you may receive at any time and from time to time from the Issuing Bank without any reference to or further authority from us and without any enquiry by you as to the justification for such notice, statement or instructions or the validity thereof;

(d) not to act upon our instructions with regard to the Deposit Account or the Deposit Account Funds unless the Issuing Bank agrees in writing otherwise.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until we and the Issuing Bank together give you notice in writing revoking them.

In consideration of your accepting the instructions and authorisations which are contained in this letter we undertake not to take or bring any action, suit, proceedings, claim or demand against you in relation to or arising out of your acting on or complying with such instructions and authorisations.

This letter shall be governed by and construed in accordance with Hong Kong law.

Would you please acknowledge receipt of this letter and your acceptances of the instructions and authorisations contained in it by sending a letter addressed to us and to the Issuing Bank in the form attached hereto.

Yours faithfully

For and on behalf of
PCCW-HKT Telephone Limited



---------------------------------
Name:
Title:

                                   SCHEDULE 3


      Acknowledgement of Notice of Charge over Interest in Deposit Account

                 [*ON THE HEADED NOTEPAPER OF THE ACCOUNT BANK*]



To:   PCCW-HKT Telephone Limited (the "Company")
      39/F PCCW Tower
      TaiKoo Place
      979 King's Road
      Quarry Bay
      Hong Kong

Attn: Company Secretary



                                                                      [*date*]

Dear Sirs

Re:   Deposit Account No. 447-166-10100

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) dated 13 July 2004 and addressed to us by the Company and hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof. Terms as used herein have the same meaning as set out in the attached letter or as defined in the Deposit Account Charge (referred to in the attached letter).

We hereby acknowledge and confirm to the Issuing Bank that:

(a) without prejudice to our rights under the Deposit Account Charge (referred to in the attached letter), as at this date no rights of counterclaim, rights of set-off or any other equities whatsoever have arisen in our favour against the Company in respect of the Deposit Account Funds or the debts represented thereby or any part thereof and (except as provided in the Deposit Account Charge) we will not make any claim or demands or exercise any rights of counterclaim, rights of set-off or any other equities whatsoever against the Company in respect of the Deposit Account Funds or any part thereof; and

(b) we have not, as at the date hereof, received any notice that any third party has or will have any right or interest whatsoever in or has made or will be making any claim or demand or taking any action whatsoever against the Deposit Account Funds or the debts represented thereby or any part thereof.

We undertake that in the event of our becoming aware at any time that any person or entity other than the Issuing Bank has or will have any right or interest whatsoever thereby or any part thereof we will forthwith give written notice of the terms thereof to the Issuing Bank.

We have made the acknowledgements and confirmations and have given the undertakings set out in this letter in the knowledge that they are required by the Issuing Bank in connection with the security which has been constituted by the Company in favour of the Issuing Bank under the Deposit Account Charge.

This letter shall be governed by and construed in accordance with Hong Kong law.



Yours faithfully






...................................
For and on behalf of
Standard Chartered Bank (HK) Ltd
[GRAPHIC TRANSLATION OMITTED]
(as Account Bank)

CHARGOR

THE COMMON SEAL of
PCCW-HKT Telephone Limited
was hereunto affixed (pursuant to
a resolution of its Board of Directors
and its Articles of Association)
in the presence of:








ISSUING BANK

SIGNED for and on behalf of
Standard Chartered Bank (HK) Ltd
[GRAPHIC TRANSLATION OMITTED]
by:







ACCOUNT BANK

SIGNED for and on behalf of
Standard Chartered Bank (HK) Ltd
[GRAPHIC TRANSLATION OMITTED]
by:







BENEFICIARY

SIGNED for and on behalf of
PCCW Limited
by: